TABLE OF CONTENTS

armanino

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
B-pack SAS and Subsidiaries
Paris, France

We have audited the consolidated financial statements of B-pack SAS and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of operations and comprehensive income, equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of B-pack SAS and Subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Armanino LLP

Armanino LLP
San Jose, California

October 13, 2015

An independent firm associated with Moore Stephens International Limited
MOORE STEPHENS

B-PACK SAS AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2014

ASSETS

Cash and cash equivalents	$ 1,359,599
Accounts receivable, net	2,752,127
Prepaid expenses and other current assets	150,605
Total current assets	4,262,331
Property and equipment, net	62,538
Capitalized software development costs, net	14,670
Other assets	159,065
Deferred tax assets	398,018
Total assets	$ 4,896,622

LIABILITIES AND EQUITY

Current liabilities	
Loan payable	$ 82,045
Accounts payable	198,223
Accrued payroll and related liabilities	830,075
Other accrued liabilities	626,015
Deferred revenue	1,645,291
COFACE liability, current	160,403
Total current liabilities	3,542,052
COFACE liability, non-current	313,972
Total liabilities	3,856,024
Equity	
B-Pack SAS stockholders' equity	
Common stock, no par value; 2,937 shares authorized; 2,937 shares issued and outstanding, respectively	695,848
Additional paid-in capital	66,569
Accumulated other comprehensive loss	(194,910)
Retained earnings	22,636
Total B-Pack SAS stockholders' equity	590,143
Non-controlling interest	450,455
Total equity	1,040,598
Total liabilities and equity	$ 4,896,622

The accompanying notes are an integral part of these consolidated financial statements.

B-PACK SAS AND SUBSIDIARIES
Consolidated Statement of Operations and Comprehensive Income
For the Year Ended December 31, 2014

Revenue	
Recurring revenues	$ 2,876,523
Non-recurring revenues	3,179,788
	6,056,311
Cost of revenues	
Cost of recurring revenues	558,306
Cost of non-recurring revenues	1,349,530
	1,907,836
Gross profit	
Recurring gross profit	2,318,217
Non-recurring gross profit	1,830,258
	4,148,475
Operating expenses	
Research and development	1,793,453
Sales and marketing	610,824
General and administrative	1,399,876
Total operating expenses	3,804,153
Income from operations	344,322
Other income (expense)	
Interest and other income (expense), net	43,081
Income before income tax provision	387,403
Provision for income taxes	122,975
Net income	264,428
Net income attributed to non-controlling interest	49,784
Net income attributed to B-pack SAS	$ 214,644

Consolidated Statement of Comprehensive Income

Net income	$ 264,428
Foreign currency translation adjustment	(175,979)
Comprehensive income	88,449
Comprehensive income attributed to non-controlling interest	49,784
Comprehensive income attributed to B-pack SAS	$ 38,665

The accompanying notes are an integral part of these consolidated financial statements.

B-PACK SAS AND SUBSIDIARIES
Consolidated Statement of Equity
For the Year Ended December 31, 2014

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Retained Earnings (Accumulated Deficit)	Total B-Pack SAS Stockholders' Equity	Non-Controlling Interest	Total Equity
Balance, December 31, 2013	2,937	$695,848	$ 66,569	$ (18,931)	$ (192,008)	$ 551,478	$ 400,671	$ 952,149
Net income	-	-	-	-	214,644	214,644	49,784	264,428
Currency translation adjustment	-	-	-	(175,979)	-	(175,979)	-	(175,979)
Balance, December 31, 2014	2,937	$695,848	$ 66,569	$ (194,910)	$ 22,636	$ 590,143	$ 450,455	$1,040,598

The accompanying notes are an integral part of these consolidated financial statements.

B-PACK SAS AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For the Year Ended December 31, 2014

Cash flows from operating activities	
Net income	$ 264,428
Adjustments to reconcile net income to net cash provided by operating activities	
Depreciation and amortization	75,454
Deferred income tax	53,821
Loss on sale of property and equipment	2,947
Changes in operating assets and liabilities	
Accounts receivable	853,268
Prepaid expenses and other current assets	2,985
Other assets	156,673
Accounts payable	(180,164)
Accrued payroll and related liabilities	(262,390)
Other accrued liabilities	94,799
Deferred revenue	410,026
Net cash provided by operating activities	1,471,847
Cash flows from investing activities	
Purchase of property and equipment	(26,163)
Cash flows from financing activities	
Repayment of loan payable	(134,927)
Repayment of COFACE liability	(109,986)
Net cash used in financing activities	(244,913)
Effect of exchange rate changes on cash	(175,530)
Net change in cash and cash equivalents	1,025,241
Cash and cash equivalents, beginning of year	334,357
Cash and cash equivalents, end of year	$ 1,359,599
Supplemental disclosures of cash flow information	
Cash paid for interest	$ -
Cash paid for income taxes	$ 9,275

The accompanying notes are an integral part of these consolidated financial statements.

1. Summary of Significant Accounting Policies

Organization and operations

B-pack SAS, (the "Company") was founded December 5, 2005, and is a software as a service ("SaaS") company that offers a suite of cloud-based applications that help companies significantly reduce costs by optimizing, streamlining, and automating complex procurement processes with an integrated, end-to-end platform that facilitates and promotes an environment for responsible spending. B-pack SAS is headquartered in Paris, France, and has the following subsidiaries: B-pack Software, B-pack Services, and B-pack, Inc.

B-pack Software is 99.94% owned by B-pack SAS and was incorporated in Paris, France. B-pack Software is in charge of the sales and marketing development of Europe.

B-pack Services is 63.85% owned by B-pack SAS and was incorporated in Aix-en-Provence, France. The remaining 36.15% is held by minority interest shareholders.

B-pack, Inc. is a wholly-owned subsidiary of B-pack SAS. B-pack, Inc. was incorporated in Atlanta, Georgia and primarily operates as a sales office in the U.S.

The Company's operations are subject to significant risks and uncertainties, including competitive, financial, developmental, operational, technological, regulatory, and other risks associated with an emerging business.

Principles of consolidation and basis of presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries in France and the U.S., which are controlled by the Company. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements are stated in U.S. dollars and are prepared under accounting principles generally accepted in the United States of America.

Comprehensive income (loss)

Comprehensive income (loss) consists of net income and other comprehensive income (loss). Other comprehensive income (loss) is comprised of foreign currency translation gains and losses.

1. Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates, and such differences could affect the consolidated results of operations reported in future periods.

Foreign currency translation

The functional currency of the Company's subsidiaries in France id Euros and the functional currency of its U.S. subsidiary is U.S. dollars. The consolidated financial statements are presented in U.S. dollars. The assets and liabilities of foreign entities are translated into U.S. dollars at the current exchange rate at the end of each reporting period. Revenues and expenses are translated at the average exchange rate prevailing during the period. Gains and losses resulting from the translation of the foreign subsidiaries' financial statements are reported as other comprehensive income or loss in the accompanying consolidated statements of operations and comprehensive income.

Net gains and losses resulting from foreign exchange transactions were included in other income (expense) in the accompanying consolidated statements of operations and comprehensive income.

Non-controlling interest

The consolidated financial statements include the financial position and results of operations of B-pack Services in which the Company owns approximately 64%, but maintains a controlling interest. A summary of B-Pack Services is as follows as of and for the year ended December 31, 2014:

Total assets	$1,390,000
Total liabilities	$ 965,490
Income before income taxes	$ 191,654

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. A fair value hierarchy with three tiers has been established to prioritize the inputs to valuation techniques used to measure fair value. The hierarchy requires entities to maximize the use of observable assets and minimize the use of unobservable assets.

1. Summary of Significant Accounting Policies (continued)

Revenue recognition

The Company generates revenue from two types of arrangements, SaaS and perpetual software licenses.

SaaS arrangements generally provide for the implementation services and subscription services providing access to hosted software functionalities. The subscription service is generally committed for periods of one to three years and is billed on a periodic basis. Periodic billing begins on a "go-live" date. Implementation services include functional analysis, basic configuration and parameterization, advanced configuration, development of interfaces, advanced configuration, data migration and consulting.

Under the perpetual license model, the customer is delivered a specific instance of a standard B-pack license, which it may host on its own premise, on third party hardware or B-pack hardware.

Recurring revenues consist of subscription license sales and maintenance revenue.
Non-recurring revenues are comprised of revenues from implementation services and perpetual license revenue.

Revenues are recognized when all of the following conditions are met:

- There is persuasive evidence of an arrangement;
- Delivery has occurred;
- The amount of fees to be paid by the customer is fixed or determinable; and
- Collectability of the fee is reasonably assured.

The Company enters into arrangements with multiple-deliverables that generally include subscription and implementation services. The Company accounts for subscriptions and implementation services revenue as separate units of accounting and allocates revenue to each deliverable in a multiple-element arrangement based on the selling price hierarchy. Subscription services have standalone value as such services are often sold separately, primarily through renewals. The Company's implementation services have standalone value because similar services are sold separately by other vendors and are generally not required to be performed in order for the customer to utilize the application services. Since vendor-specific objective evidence ("VSOE") of selling price and third-party evidence of selling price are not available for the Company's subscription or professional services, the Company uses best estimated selling prices ("BESP"). The BESP for each deliverable is determined primarily by considering the weighted average sales price as well as other factors, including, but not limited to, gross margin objectives and pricing practices. Revenue allocated to subscription is recognized ratably over the subscription term, commencing once the customer goes live. Revenue allocated to professional services is recognized as services are delivered.

1. Summary of Significant Accounting Policies (continued)

Revenue recognition (continued)

For multiple-element arrangements comprised of perpetual licenses and related services, the Company allocates a portion of the total arrangement consideration to the undelivered elements, primarily support agreements and professional services, using VSOE of fair value for the undelivered elements. VSOE of fair value of the undelivered elements is based on the price customers pay when the element is sold separately.

If the Company cannot objectively determine the VSOE of the fair value of any undelivered software element, revenue is deferred until all elements are delivered and services have been performed, or until fair value can objectively be determined for any remaining undelivered elements. In arrangements for which services are the only undelivered element, the Company recognizes revenues for software upon delivery and maintenance ratably over the maintenance term.

Deferred revenue consists of billings or payments received in advance of revenue recognition and are recognized as the revenue recognition criteria are met.

Cost of revenues

Cost of revenues primarily consists of costs to provide professional and implementation services, training, maintenance, technical support to the customer and hosting related costs.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less at the time of purchase to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are comprised of billed and unbilled receivables arising from recognized or deferred revenues. The Company's receivables are unsecured. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience. As of December 31, 2014, management established allowance for doubtful accounts of $39,718.

Property and equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the respective estimated useful lives of the assets ranging from 3 to 5 years. Leasehold improvements are amortized over the shorter of the respective lease terms or the estimated useful lives of the leasehold improvements. Improvements are capitalized while repairs and maintenance are charged to expense in the period incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are recognized.

1. Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets

Long-lived assets, such as property and equipment subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such events or circumstances include, but are not limited to, significant underperformance relative to historical or projected future operating results and significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business. Recoverability of assets to be held and used is measured by a comparison of the carrying value of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds its fair value.

Concentrations of credit risk

The Company maintains demand deposits with financial institutions deemed by management to be financially sound based upon established rating systems and, at times, such investments may be in excess of federally insured limits.

The Company's customer base is primarily composed of businesses in France. The Company performs ongoing credit evaluations of its customers, and it generally requires customers to prepay for subscriptions.

For the year ended December 31, 2014, one customer accounted for 12% of total revenue. No customer accounted for more than 10% of the Company's accounts receivable balance as of December 31, 2014.

Software development costs

The Company expenses the development cost of software intended for sale as incurred, until technological feasibility is attained. With respect to the Company's software development process, technological feasibility is established upon completion of a working model. Software development costs incurred subsequent to the establishment of technological feasibility through the period of general market availability of the products are capitalized. As of December 31, 2014, the Company has capitalized software development costs of $14,670, net of accumulated amortization. Amortization expense was $49,440 during the year ended December 31, 2014.

Advertising costs

The Company expenses advertising costs as incurred. The Company incurred $32,493 of advertising expenses during the year ended December 31, 2014.

1. Summary of Significant Accounting Policies (continued)

Income taxes

The Company accounts for income taxes under the asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for income tax reporting purposes, net operating loss carryforwards and other tax credits measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

The Company evaluates the tax positions taken in the course of preparing its tax returns to determine whether tax positions are "more-likely-than-not" of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. The Company has adopted the accounting policy that interest and penalties relating to income taxes are classified as part of its income tax provision.

2. Property and Equipment

Property and equipment consists of the following as of December 31, 2014:

Office and computer equipment	$ 98,885
Software	38,912
Leasehold improvements	64,330
Furniture	15,214
	217,341
Less: accumulated depreciation	(154,803)
Property and equipment, net	$ 62,538

Depreciation and amortization expense during the year ended December 31, 2014 was $26,014.

3. Borrowing Arrangements

COFACE

In 2010, the Company signed a stated guaranteed insurance contract with the insurance company COFACE in order to protect the Company against the financial risks of its commercial development in the U.S. COFACE financed a significant part of expenses related to the commercial development in the U.S. Thus, over the period of four years, the Company received a total of $634,776. The Company is required to make repayments totaling 14% of U.S. revenues until $634,776 is reached. During 2014, the Company repaid $160,402, which represents 14% of US revenues from November 2013 through October 2014. As of December 31, 2014, $474,375 remains outstanding.

3. Borrowing Arrangements (continued)

Loan payable

In 2010 and 2011, the Company received a non-interest bearing loan from a public investment bank in the amount of approximately $330,000 for financing of the development project. As of December 31, 2014 the outstanding balance of this loan is $82,045, which will be fully repaid by September 30, 2015.

4. Retirement Benefit Plan

B-pack SAS and French subsidiaries have an obligation to pay retirement indemnities to its employees in France as a one-time payment upon retirement. The current value of this obligation was estimated to be $170,855 as of December 31, 2014 and is included in accrued payroll and related liabilities on the Company's consolidated balance sheet.

5. Commitments and Contingencies

Leasing arrangements

The Company has entered into non-cancelable operating leases for SCI DONNAPIERRE for Aix-en-Provence and PREVIMMO for Paris that expire at various dates through 2017. The Company also entered into an operating lease agreement for an office space in Atlanta, Georgia, expiring in August 2016. Rent under the agreements is expensed to operations on a straight-line basis over the terms of the leases. The Company also has two auto leases in France expiring in 2017. Future minimum lease payments under these leases at December 31, 2014, are as follows:

2015	$214,801
2016	160,361
2017	50,260
	$425,422

Rent expense for all operating leases was $214,801 for the year ended December 31, 2014.

Litigation

On March 3, 2015, a minority shareholder filed a claim against B-pack SAS and B-Pack Services in the Commercial Court of Nanterre, France, for copyright infringement. The Company denies the allegation and intends to continue vigorously asserting its position. No provision has been recorded in the financial statements as of December 31, 2014 as management does not believe the liability is probable or estimable.

6. Common Stock

As of December 31, 2014, the Company had 2,937 shares of common stock issued and outstanding. The holders of common stock have a right to vote and be represented in general meetings.

7. Related Party Transactions

License contract

In 2014, the Company paid royalties of $55,382 to the Company's founder and shareholder. Under the license contract signed in 2006 and amended in January 2014, the Company is required to pay royalties in the amount of 5% on license revenue and 2% on SaaS subscription fees.

Lease contract

B-pack SAS and B-pack Services rent their offices from SCI Donapierre, the company controlled by two of the Company's shareholders. In 2014, B-pack SAS made rental payments of $51,375 and B-pack Services made rental payments of $76,111 to SCI Donapierre.

8. Income Taxes

Income tax provision consisted of the following for the years ended December 31, 2014:

Current	
Foreign	$176,796
US	-
	176,796
Deferred	
Foreign	(53,821)
Total	$122,975

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities are presented below as of December 31, 2014:

Deferred tax assets	
Net operating loss carryforward	$ 70,712
Depreciation	1,412
Accruals and reserves	327,306
Total deferred tax assets	399,430
Valuation allowance	(1,412)
Net deferred income taxes	$398,018

8. Income Taxes (continued)

The Company has placed a 100% valuation allowance against its net US deferred tax assets due to the uncertainty surrounding the realization of the net deferred tax assets.

As of December 31, 2014, the Company has a net operating loss carryforward of approximately $232,000 for French tax purposes. If not utilized, these carryforwards will begin to expire in 2029 for U.S. purposes, and will carry indefinitely for France tax purposes. In the event of a change in ownership, as defined under federal and state tax laws, the Company's U.S. and states net operating loss and tax credit carryforwards may be subject to annual limitation. The annual limitation may result in the expiration of the net operating loss and tax credit carryforwards before utilization.

The Company is subject to French and U.S. federal income taxes. As of December 31, 2014, French tax years from 2011 to 2014 remain open. For U.S. tax years from 2009 to 2014 remain open. The Company is not currently under examination by income tax authorities.

9. Subsequent Events

The Company has evaluated subsequent events through October 13, 2015, the date the consolidated financial statements were available for issuance.

On July 31, 2015, the Company was acquired by Selectica, Inc. ("Selectica"). Pursuant to the Merger Agreement, the Company merged with and into Selectica France (the "Merger") and Selectica France continued as the surviving entity. As a result of the Merger, the Company's stockholders received an aggregate cash payment of $1.05 million and an aggregate number of common shares of Selectica France (the "Merger Sub Shares") were issued to the Company's shareholders on a pro rata basis. Immediately thereafter, each stockholder's Merger Sub Shares were contributed to Selectica in exchange for such stockholder's proportionate share of 1,841,244 shares of common stock of Selectica, par value $0.0001, resulting in Selectica France continuing as a wholly owned subsidiary of Selectica.